As filed with the Security and Exchange Commission on April 28, 1998

                                          Registration No. 33-_______


                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                  FORM S-8

                           Registration Statement
                      under the Securities Act of 1933


                          THE WARNACO GROUP, INC.
       (Exact name of registrant as specified in its charter)


                 DELAWARE                          95-4032739
      (State or other jurisdiction              (I.R.S. Employer
      of incorporation or organization)         Identification No.)


                               90 Park Avenue
                          New York, New York 10016
                  (Address of principal executive offices)

               THE WARNACO GROUP, INC. 1991 STOCK OPTION PLAN

                THE WARNACO GROUP, INC. AMENDED AND RESTATED
                              1993 STOCK PLAN

               THE WARNACO GROUP, INC. 1993 STOCK OPTION PLAN
                         FOR NON-EMPLOYEE DIRECTORS

                  THE WARNACO GROUP, INC. 1997 STOCK PLAN
                         (Full titles of the plans)
                            --------------------

                        STANLEY P. SILVERSTEIN, ESQ.
               Vice President, General Counsel and Secretary
                          The Warnaco Group, Inc.
                               90 Park Avenue
                          New York, New York 10016
                  (Name and address of agent for service)
                               (212) 661-1300
       (Telephone number, including area code, of agent for service)



                            --------------------

                      CALCULATION OF REGISTRATION FEE


   Title of        Amount       Proposed       Proposed      Amount of
Securities to      to be         maximum       maximum      registration
      be         registered     offering      aggregate         fee
  registered                    price per      offering
                                  unit          price

   Class A       10,000,000      $40.00       400,000,000    $118,000.00
 Common Stock
  par value
    $0.01
  per share

      (1) Pursuant to Rule 457 (h) (1) and Rule 457 (c), the proposed maximum offering price per share and the registration fee are based on the reported average of the high and low prices for The Warnaco Group, Inc. Common Stock on the New York Stock Exchange on April 27, 1998.



                                  PART II

         INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference.

            Pursuant to General Instruction E, the contents of Registrant's Form S-8 (Registration Statement No. 33-60093) filed on June 9, 1995, is hereby incorporated by reference.

            The registrant, The Warnaco Group, Inc. a Delaware corporation (the "Company"), incorporates by reference in this registration statement the following documents which have been filed with the Securities and Exchange Commission:

            (a) The Company's Annual Report on form 10-K for the year ended January 3, 1998.

            (b) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since January 3, 1998.


            All documents subsequently filed by the Company pursuant to
Section 13(a), 13(c), 14 and 15(d) of the Exchange Act, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference herein and to be a part of this registration statement from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that any statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statements. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM  4.    DESCRIPTION OF SECURITIES.

            Not applicable.

ITEM  5.    INTERESTS OF NAMED EXPERTS AND COUNSEL.

            The legality of the shares of the Common Stock offered hereby will be passed upon for the Company by Stanley P. Silverstein, Esq., General Counsel to the Company. Mr. Silverstein beneficially owns 292,812 shares of the Company's Common Stock which number includes vested but unexercised options to acquire 236,539 shares of Common Stock.

ITEM  6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

            Not applicable.

ITEM  7.    EXEMPTION FROM REGISTRATION CLAIMS.

            Not applicable.

ITEM  8.    EXHIBITS.

      Exhibits

      5.1 Opinion of Stanley P. Silverstein, General Counsel of the Company, regarding the legality of the shares of Common Stock being offered hereby.

      23.1 Consent of Stanley P. Silverstein, Esq., General Counsel of the Company (included in Exhibit 5.1 hereto).

      23.2  Consent of Price Waterhouse LLP, independent accountants.

      23.3  Consent of Coopers & Lybrand LLP, independent accountants.

      24.1 Powers of attorney (included on the signature page of this registration statement).

      99.1 The Warnaco Group 1991 Stock Option Plan (Incorporated herein by reference to Exhibit 10.9 to the Company's Registration Statement on Form S-1, File No. 33-42641, filed on October 4,
            1991).

      99.2 The Warnaco Group Amended and Restated 1993 Stock Plan (Incorporated herein by reference to the Company's Proxy Statement for its 1994 Annual Meeting of Stockholders) .

      99.3 The Warnaco Group 1993 Stock Plan for Non-Employee Directors (Incorporated herein by reference to the Company's Proxy Statement for its 1994 Annual Meeting of Stockholders).

      99.4 The Warnaco Group 1997 Stock Plan. (Incorporated herein by reference to the Company's Annual Report on Form 10-K for the year ended January 3, 1998).

ITEM  9.    UNDERTAKINGS.

            Not applicable.



                                 SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 28, 1998.

                                    THE WARNACO GROUP, INC.


                                    By: /s/ Linda J. Wachner
                                        --------------------------------
                                          Linda J. Wachner
                                          Chairman, President and
                                          Chief Executive Officer


                             POWER OF ATTORNEY

           KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Linda J. Wachner, William S. Finkelstein and Stanley P. Silverstein, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacity and on the date indicated.

Name                             Title                         Date

 /s/ Linda J. Wachner        Chairman of the Board          April 28, 1998
--------------------------   Director; President and        ----------------
Linda J. Wachner             Chief Executive Officer
                             (Principal Executive
                             Officer)

/s/ William S. Finkelstein    Director; Senior Vice        April 28, 1998
--------------------------    President and Chief          ----------------
William S. Finkelstein        Financial Officer
                              (Principal Financial
                              Officer and Principal
                              Accounting Officer)


/s/Joseph A. Califano, Jr.                                 April 28, 1998
-------------------------                                  ----------------
Joseph A. Califano, Jr.       Director



/s/ James R. Jones                                         April 28, 1998
-------------------------                                  ----------------
James R. Jones                Director



Andrew G. Galef                                            April 28, 1998
-------------------------                                  ----------------
Andrew G. Galef               Director



/s/ Walter F. Loeb                                         April 28, 1998
-------------------------                                  ----------------
Walter F. Loeb                Director



/s/ Stewart A. Resnick                                     April 28, 1998
-------------------------                                  ----------------
Stewart A. Resnick            Director




Exhibit
  No.                       Description                      Page No.

  5.1     Opinion of Stanley P. Silverstein, General
          Counsel of the Company, regarding the legality
          of the shares of Common Stock being offered
          hereby                                                 8

  23.1    Consent of Stanley P. Silverstein, Esq.,
          General Counsel of the Company                         *

  23.2    Consent of Price Waterhouse LLP, independent           9
          accountants

  23.3 Consent of Coopers & Lybrand LLP, independant accountants

  24.1    Powers of attorney                                    **

  99.1    The Warnaco Group 1991 Stock Option Plan
          (Incorporated herein by reference to Exhibit 10.9
          to the Company's Registration Statement on Form
          S-1, File No. 33-42641, filed on October 4, 1991).    ***

  99.2    The Warnaco Group Amended and Restated 1993 Stock
          Plan (Incorporated herein by reference to the
          Company's Proxy Statement for its 1994 Annual
          Meeting of Stockholders).                             ***

  99.3    The Warnaco Group 1993 Stock Plan for Non-
          Employee Directors (Incorporated herein by
          reference to the Company's Proxy Statement for
          its 1994 Annual Meeting of Stockholders).            ***

  99.4 The Warnaco Group 1997 Stock Plan. (Incorporated herein by reference to the Company's Annual
          Report on Form 10-K for the year ended January 3,
          1998).                                               ***


----------------------
*     Incorporated in Exhibit 5.1
**    Included on the signature page of registration statement
***   Incorporated by reference